Exhibit 4.18

                                WAIVER AGREEMENT
                                ----------------

         Agreement dated as of February 28, 2001, between SoftQuad Software, Ltd. (the "Company"), SoftQuad Software Inc. (the "Subsidiary"), Thomson Kernaghan & Co. Limited ("TK") for itself and as agent for certain Purchasers (as hereinafter defined), and VC Advantage Limited Partnership ("VC Advantage") (TK and VC Advantage, together, the "Shareholders").

         Reference is made to the following agreements (collectively, the "Agreements"):

         (a) the engagement letter dated December 14, 1999 between SoftQuad Software Inc. and TK (the "First Engagement Letter");

         (b) the engagement letter dated February 28, 2000 between SoftQuad Software, Ltd., SoftQuad Software Inc. and TK (the "Second Engagement Letter");

         (c) The Common Stock Purchase Agreement, dated as of December 8, 1999, between SoftQuad Software, Ltd. and VC Advantage (the "December Common Stock Purchase Agreement");

         (d) the Class A Convertible Preferred Stock Purchase Agreement, dated as of December 9, 1999, between SoftQuad Software, Ltd. and VC Advantage (the "December Class A Purchase Agreement:);

         (e) the Class B Convertible Preferred Stock Purchase Agreement, dated as of February 28, 2000, between SoftQuad Software, Ltd. and VC Advantage (the "February Class B Purchase Agreement");

         (f) the Special Warrant Purchase Agreement, dated as of February 29, 2000, between SoftQuad Software, Ltd. and TK, as agent for certain Purchasers (as defined therein) (the "Special Warrant Purchase Agreement");

         (g) the Registration Rights Agreement, dated December 9, 1999, by and between SoftQuad Software, Ltd., VC Advantage and TK (the "December 9 Registration Rights Agreement");

         (h) the Registration Rights Agreement dated February 28, 2000, by and among SoftQuad Software, Ltd., VC Advantage and TK (the "February 28 Registration Rights Agreements");

         (i) the Registration Rights Agreement dated February 29, 2000, by and between SoftQuad Software, Ltd. and TK for itself and as agent (the "February 29 Registration Rights Agreement"); and

         (j) the Registration Rights Agreement dated April 18, 2000, by and between SoftQuad Software, Ltd. and TK for itself and as agent (the "April 18 Registration Rights Agreement").

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         1. The First Engagement Letter is hereby amended as of the date thereof by deleting the heading "Liquidated Damages" and the text immediately opposite such heading beginning with the words "The issuer" and ending with the words "is not effective" in Schedule B.

         2. It being agreed that the Company shall not remove from the registration statement presently filed in preliminary form with the Securities and Exchange Commission the shares held by the Shareholders and shall use its commercially reasonable best efforts to have such registration statement declared effective (there being no guarantee that such registration statement will be declared effective), neither Shareholder shall make any claim under the Agreements for failure to register any such shares, including, without limitation, pursuant to:

         (a) the First Engagement Letter (in particular, the first paragraph thereof and the text opposite the heading "Registration" beginning with the words "The issuer" and ending with the words "exercised or expired" in Schedule B); and

         (b) the Second Engagement Letter (in particular, the text opposite the heading "Registration" beginning with the words "The issuer" and ending with the words "exercised or expired" in Schedule B, and the text in Schedule C under the heading "Registration");

         (c)      section 4.11 of the December Common Stock Purchase Agreement;

         (d)      section 4.9 of the December Class A Purchase Agreement;

         (e)      section 4.9 of the February Class B Purchase Agreement;

         (f)      section 4.9 of the Special Warrant Purchase Agreement; and/or

         (g) the February 29 Registration Rights Agreement, the December 9 Registration Rights Agreement, and the February 28 Registration Rights Agreement, and/or the April 18 Registration Rights Agreement.

         3. Each party hereto shall cooperate and take any further actions, and shall execute and deliver any further documents, they are reasonably requested by a party hereto in order to effectuate or facilitate the purposes and intents of this letter agreement.

         4. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     SOFTQUAD SOFTWARE, LTD.

                                     By: /s/ D.R. Lewis
                                         ---------------------------------------
                                         Name: D. R. LEWIS
                                         Title:

                                     SOFTQUAD SOFTWARE INC.

                                     By: /s/ Vicki Jones
                                         ---------------------------------------
                                         Name: VICKI JONES
                                         Title: VP FINANCE

                                     THOMSON KERNAGHAN & CO. LIMITED, for itself and as agent for the Purchasers


                                     By: /s/ Lionel Conacher
                                         ---------------------------------------
                                         Name: Lionel Conacher
                                         Title: EVP & Director

                                     VC ADVANTAGE LIMITED PARTNERSHIP

                                     By: /s/ M. McRinnon
                                         ---------------------------------------
                                         Name: M. McRinnon
                                         Title: FOR VC ADVANTAGE LTD, G.P.